Exhibit 99.18

Excerpts from “Budget Speech 2021-2022”, March 25, 2021

TABLE 1

Québec government
Summary of budgetary transactions
Preliminary results for 2020-2021
(millions of dollars)
2020-2021
REVENUE
Own-source revenue	90 028
Federal transfers	30 274
Total	120 302
EXPENDITURE
Portfolio expenditures(1)	–110 821
Debt service	–7 665
Total	–118 486
COVID-19 support and recovery measures	–11 920
Change in application of the accounting standard respecting transfer payments	–632
Provision for economic risks and other support measures	–1 250
SURPLUS (DEFICIT)	–11 986
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	–3 014
BUDGETARY BALANCE BEFORE USE OF THE STABILIZATION RESERVE	–15 000
Use of the stabilization reserve	8 760
BUDGETARY BALANCE(2)	–6 240
(1)	COVID 19 support and recovery measures and the change in application of the accounting standard respecting transfer payments are not included in the portfolio expenditures.
(2)	Budgetary balance within the meaning of the Balanced Budget Act after use of the stabilization reserve.

TABLE 2

Québec government
Summary of budgetary transactions
Forecasts for 2021-2022
(millions of dollars)
2021-2022
REVENUE
Own-source revenue	95 668
Federal transfers	26 899
Total	122 567
EXPENDITURE
Portfolio expenditures(1)	–116 858
Debt service	–8 613
Total	–125 471
COVID-19 support and recovery measures	–4 284
Change in application of the accounting standard respecting transfer payments	–732
Provision for economic risks and other support measures	–1 250
SURPLUS (DEFICIT)	–9 170
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	–3 080
BUDGETARY BALANCE(2)	–12 250
(1)	COVID 19 support and recovery measures and the change in application of the accounting standard respecting transfer payments are not included in the portfolio expenditures.
(2)	Budgetary balance within the meaning of the Balanced Budget Act.

TABLE 3

Québec government
Revenue
Forecasts for 2021-2022
(millions of dollars)
2021-2022
OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	35 921
Contributions for health services	6 796
Corporate taxes	8 013
School property tax	1 113
51 843
Consumption taxes
Sales taxes(1),(2)	19 442
Fuel	2 218
Tobacco products	947
Alcoholic beverages(3)	642
Cannabis(4)	76
23 325
Revenue from government enterprises
Hydro-Québec	2 125
Loto-Québec	1 061
Société des alcools du Québec	1 282
Investissement Québec	92
Société québécoise du cannabis	88
Other	10
4 658
Duties and permits	4 853
Miscellaneous revenue	10 989
TOTAL OWN-SOURCE REVENUE	95 668

FEDERAL TRANSFERS
Equalization	13 119
Health transfers	7 025
Transfers for post-secondary education and other social programs	1 632
Other programs	5 123
TOTAL FEDERAL TRANSFERS	26 899
TOTAL REVENUE	122 567
(1)	Sales taxes, within the meaning of the Public Accounts, include, in particular, the QST, the tax on insurance premiums, the tax on lodging and the specific duty on new tires.
(2)	For presentation purposes, revenue from pari-mutuel is included in sales taxes.
(3)	Revenue from the specific tax on alcoholic beverages includes the annual amount of $500 million dedicated to the Generations Fund.
(4)	Québec's component of the excise duty on cannabis sales.

TABLE 4

Québec government
Expenditure
Forecasts for 2021-2022
(millions of dollars)
2021-2022
PORTFOLIO EXPENDITURES
Portfolio expenditures before exceptional items	116 858
COVID-19 support and recovery measures	4 284
Change in application of the accounting standard respecting transfer payments	732
TOTAL PORTFOLIO EXPENDITURES	121 874
DEBT SERVICE	8 613
TOTAL EXPENDITURE	130 487

TABLE 5

Québec government
Expenditure by portfolio
Forecasts for 2021-2022
(millions of dollars)
2021-2022
PORTFOLIO EXPENDITURES
Affaires municipales et Habitation	3 582
Agriculture, Pêcheries et Alimentation	1 274
National Assembly	143
Conseil du trésor et Administration gouvernementale(1)	5 236
Conseil exécutif	1 273
Culture et Communications	1 527
Économie et Innovation	3 302
Education	18 312
Énergie et Ressources naturelles	768
Enseignement supérieur	9 491
Environnement et Lutte contre les changements climatiques	1 955
Famille	7 104
Finances	3 824
Forêts, Faune et Parcs	1 140
Immigration, Francisation et Intégration	612
Justice	1 414
Persons Appointed by the National Assembly	121
Relations internationales et Francophonie	135
Santé et Services sociaux	52 358
Sécurité publique	2 214
Tourisme	416
Transports	5 817
Travail, Emploi et Solidarité sociale	5 458
Inter-portfolio eliminations(2)	–5 604
TOTAL	121 874
DEBT SERVICE	8 613
TOTAL EXPENDITURE	130 487

Note: Totals may not add due to rounding.
(1)	The impact of the change in application of the accounting standard respecting transfer payments is considered in the Contingency Fund.
(2)	Inter-portfolio eliminations result mainly from the elimination of reciprocal transactions between entities in different portfolios.